                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated April 2, 2004 relating to the consolidated financial statements and financial statement schedules of American Capital Access Holdings Limited and subsidiaries, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial
Data" in such Registration Statement.

PricewaterhouseCoopers LLP
McLean, VA

April 8, 2004